Exhibit 99.2

1 Midland States Bancorp, Inc. NASDAQ: MSBI Third Quarter 2021 Earnings Call

2 Forward - Looking Statements. This presentation may contain forward - looking statements within the meaning of the federal securities laws. Forward - looking statements expressing management’s current expectations, forecasts of future events or long - te rm goals may be based upon beliefs, expectations and assumptions of Midland’s management, and are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” o r o ther similar expressions. All statements in this presentation speak only as of the date they are made, and Midland undertakes no obligation to update any statement. A number of factors, many of which are beyond the ability of Midland to control or predic t, could cause actual results to differ materially from those in its forward - looking statements including the effects of the Corona virus Disease 2019 (“COVID - 19”) pandemic, including its potential effects on the economic environment, our customers and our operations, as well as any changes to federal, state or local government laws, regulations or orders in connection with the pandemic. These risks and uncertainties should be considered in evaluating forward - looking statements, and undue reliance shoul d not be placed on such statements. Additional information concerning Midland and its businesses, including additional factors tha t could materially affect Midland’s financial results, are included in Midland’s filings with the Securities and Exchange Commi ssi on. Use of Non - GAAP Financial Measures. This presentation may contain certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States (“GAAP”). These non - GAAP financial measure s include “Adjusted Earnings,” “Adjusted Pre - Tax, Pre - Provision Income,” “Adjusted Diluted Earnings Per Share,” “Adjusted Return o n Average Assets,” “Adjusted Return on Average Shareholders’ Equity,” “Adjusted Return on Average Tangible Common Equity,” “Adjusted Pre - Tax, Provision Return on Average Assets,” “Efficiency Ratio,” “Tangible Common Equity to Tangible Assets,” “Tangib le Book Value Per Share,” and “Return on Average Tangible Common Equity.” The Company believes that these non - GAAP financial measures provide both management and investors a more complete understanding of the Company’s funding profile and profitability. These non - GAAP financial measures are supplemental and are not a substitute for any analysis based on GAAP financ ial measures. Not all companies use the same calculation of these measures; therefore this presentation may not be comparable to other similarly titled measures as presented by other companies. Reconciliations of these non - GAAP measures are provided in the Appendix section of this presentation.

3 Overview of 3Q21 3 Improving Operating Leverage 3Q21 Earnings Positive Trends in Asset Quality • Net interest income and recurring fee income increasing while operating expenses remain relatively stable • Efficiency ratio (1) improved to 58.78% from 60.19% in prior quarter • Nonperforming loans declined 11.0% from the end of the prior quarter • Net charge - offs declined 25.7% from the prior quarter Reduced Cost of Funds Drives NIM Expansion • Elimination of higher cost funding sources in 2Q21 resulted in 11 bp decline in cost of average interest - bearing liabilities • Lower cost of funds resulted in 5 bp increase in net interest margin • Net income of $19.5 million, or $0.86 diluted EPS • 3Q21 results included a $3.0 million commercial MSR impairment • Adjusted pre - tax, pre - provision earnings (1) of $28.4 million, up from $27.0 million in prior quarter Notes: (1) Represents a non - GAAP financial measure. See “Non - GAAP Reconciliation” in the appendix. Strong Balance Sheet Growth • Total loans increased 8.2% annualized, excluding commercial FHA warehouse and PPP loans • Well balanced loan growth with increases in commercial, CRE and consumer loans offsetting declines in PPP loans and residential real estate loans • Total deposits increased 7.8% from end of prior quarter, primarily driven by higher servicing deposits and other commercial deposits

4 Paycheck Protection Program Overview Paycheck Protection Program (as of 9/30/21) Loans Outstanding $82.4 million Round 1 $12.4 million Round 2 $70.0 million Total Fees Earned $15.3 million Fees Recognized in 3Q21 $2.2 million Remaining Fees to be Recognized $3.5 million Impact on 3Q21 Financials At or for the Three Months Ended 9/30/21 Metrics Excluding PPP Impact Total Loans $4.92 billion $4.84 billion Average Loans $4.80 billion $4.69 billion Net Interest Income FTE (1) $51.8 million $49.3 million Net Interest Margin (1) 3.34% 3.24% ACL/Total Loans 1.13% 1.15% 1. Loan fees and deferred loan origination costs being amortized over an estimated 24 to 60 month life of PPP loans Paycheck Protection Program Loan Forgiveness As of 6/30/21 As of 9/30/21 Loans Submitted to SBA $263.8 million $313.9 million Loans Forgiven by SBA $238.3 million $300.8 million Percentage of Total Round 1 PPP Loans Forgiven 83.7% 95.8% Percentage of Total Round 1 and 2 PPP Loans Forgiven 62.9% 79.1%

5 Loan Deferral Overview Total Loan Deferrals As of Mar. 31, 2021 As of Jun. 30, 2021 As of Sep. 30, 2021 Total Loans Deferred $219.1 million $107.3 million $34.3 million % of Total Loans 4.5% 2.2% 0.7% Deferrals by Industry (as of September 30, 2021) Hotels/Motels $7.1 21% Transit & Ground Passenger $6.8 20% Assisted Living $8.0 23% All Others <4% $12.4 36% ($ in millions) Deferral Type (as of September 30, 2021) Full Payment Deferral $3.2 million Deferred Loans Making I/O or Other Payments $31.1 million

6 Loan Portfolio Total Loans and Average Loan Yield • Total loans increased $79.7 million from prior quarter to $4.92 billion • Increased commercial and CRE loan production, higher end of period balances on commercial FHA warehouse credit lines, and growth in consumer portfolio offset lower PPP loans and continued runoff in residential real estate portfolio driven by refinancing activity • Equipment finance balances increased $27.6 million, or 3.2% from end of prior quarter • Excluding PPP loans, commercial FHA warehouse credit lines, and GreenSky loans, total loans increased at an annualized rate of 6.0% during 3Q21 • PPP loans were $82.4 million at Sep. 30, 2021, a decrease of $64.3 million from June 30, 2021 Loan Portfolio Mix (in millions, as of quarter - end) (in millions, as of quarter - end) $4,941 $5,103 $4,911 $4,836 $4,916 4.57% 4.58% 4.50% 4.43% 4.43% 3Q 2020 4Q 2020 1Q 2021 2Q 2021 3Q 2021 Total Loans Average Loan Yield 3Q 2021 2Q 2021 3Q 2020 Commercial loans and leases $ 1,880 $ 1,831 $ 1,939 Commercial real estate 1,562 1,540 1,497 Construction and land development 201 213 178 Residential real estate 344 367 471 Consumer 929 885 857 Total Loans $4,916 $4,836 $4,941 Total Loans ex. Commercial FHA Lines and PPP $4,653 $4,560 $4,527

7 Midland Equipment Finance Portfolio Overview ($ in millions) Portfolio Characteristics (as of 9/30/21) Nationwide portfolio providing financing solutions to equipment vendors and end - users Total Outstanding Loans and Leases $899.1 million (18.3% of total loans) Number of Loans and Leases 7,471 Average Loan/Lease Size $120,339 Largest Loan/Lease $1.3 million Weighted Average Rate 4.69% Avg. FICO Score 604 Transit and Ground Passenger $6.8 75% All Others <6% of Total $2.3 25% Total Deferred Loans and Leases As of 3/31/21 As of 6/30/21 As of 9/30/21 Total Deferrals $46.1 million $35.6 million $9.1 million Percentage of Portfolio 5.4% 4.1% 1.0% Deferred Loans Making I/O or Other Payments $35.8 million $32.6 million $8.0 million Equipment Finance Deferrals by Industry (as of September 30, 2021)

8 Hotel/Motel Portfolio Overview ($ in millions) Portfolio Characteristics (CRE & C&I) (as of 9/30/21) Total Outstanding $177.1 million (3.6% of total loans) Number of Loans 69 Average Loan Size $2.6 million Largest Loan $11.2 million Average LTV 56% Total Deferred Loans as of 6/30/21 $39.4 million (21.8% of portfolio) Total Deferred Loans as of 9/30/21 $7.1 million (4.0% of portfolio)* Average LTV of Deferred Loans as of 9/30/21 53% Deferred Loans Making I/O or Other Payments $7.1 million (100% of deferrals) Portfolio by State IL $95.8 54% MO $33.5 19% MI $15.6 9% CO $11.2 6% WI $9.5 5% Other $11.5 7% * All remaining loan deferrals are Upper Midscale chains

9 GreenSky Consumer Loan Portfolio Overview Delinquency Rate (greater than 60 days) Portfolio Characteristics (as of 9/30/21) Total Outstanding $834.3 million (17.0% of total loans) Number of Loans 389,705 Average Loan Size $2,141 Average FICO Score 772 Total Deferred Loans (as of June 30, 2021) $0.6 million (0.1% of portfolio) Total Deferred Loans (as of September 30, 2021) $0.7 million (0.1% of portfolio) ▪ Average FICO score of 772 ▪ No losses to MSBI in 10 year history of portfolio Prime Credit 0.42% 0.36% 0.35% 0.23% 0.25% Sep 2020 Dec 2020 Mar 2021 Jun 2021 Sep 2021 ▪ Cash flow waterfall structure » Cash flow from portfolio covers servicing fee, credit losses and our target margin » Excess cash flow is an incentive fee to GreenSky that is available to cover additional losses » GreenSky received incentive fees in 32 of past 33 months including every month in 2020 and 2021 ▪ Escrow deposits » Escrow deposits absorb losses in excess of cash flow waterfall » Escrow account totaled $34.6 million at 9/30/21 or 4.1% of the portfolio Credit Enhancement

10 Total Deposits Total Deposits and Cost of Deposits • Total deposits increased $405.0 million, or 7.8% from prior quarter, to $5.60 billion • Increase in deposits largely attributable to increase in commercial FHA servicing deposits and other commercial deposits • $184 million of CDs maturing in 4Q21 with a weighted average rate of 1.66% Deposit Mix (in millions, as of quarter - end) (in millions, as of quarter - end) $5,029 $5,101 $5,341 $5,196 $5,601 0.34% 0.26% 0.25% 0.23% 0.19% 3Q 2020 4Q 2020 1Q 2021 2Q 2021 3Q 2021 Total Deposits Cost of Deposits 3Q 2021 2Q 2021 3Q 2020 Noninterest - bearing demand $ 1,673 $ 1,366 $ 1,355 Interest - bearing: Checking 1,697 1,619 1,581 Money market 853 788 826 Savings 666 669 581 Time 689 722 662 Brokered time 24 32 23 Total Deposits $5,601 $5,196 $5,029

11 • Net interest income increased 2.6% from the prior quarter due primarily to an increase in net interest margin • Net interest margin, excluding accretion income, increased 7 bps from prior quarter due primarily to a reduction in the cost of funds • Excess liquidity expected to result in a lower net interest margin in 4Q21 Net Interest Income/Margin Net Interest Margin Net Interest Income (in millions) $2.1 $1.6 $1.2 $1.3 $1.0 $50.0 $53.5 $51.9 $50.1 $51.4 3Q 2020 4Q 2020 1Q 2021 2Q 2021 3Q 2021 NII Accretion Income 0.14% 0.10% 0.08% 0.09% 0.07% 3.33% 3.47% 3.45% 3.29% 3.34% 3Q 2020 4Q 2020 1Q 2021 2Q 2021 3Q 2021 NIM Accretion Income

12 • During 3Q21, assets under administration decreased $19.4 million, primarily due to market performance • Wealth Management revenue increased 9.9% from prior quarter, primarily due to full quarter contribution of ATG Trust Company Wealth Management Wealth Management Revenue Assets Under Administration (in millions) (in millions ) $3,261 $3,481 $3,560 $4,078 $4,058 3Q 2020 4Q 2020 1Q 2021 2Q 2021 3Q 2021 $5.56 $5.87 $5.93 $6.53 $7.18 3Q 2020 4Q 2020 1Q 2021 2Q 2021 3Q 2021

13 Noninterest Income • Noninterest income decreased 13.1% from prior quarter • Impairment on commercial MSRs impacted noninterest income by $3.0 million and $1.1 million in 3Q21 and 2Q21, respectively • Excluding the impact of the impairment of commercial MSRs, noninterest income decreased 2.1% primarily due to the sale of other real estate owned recognized in 2Q21, partially offset by higher wealth management revenue Noninterest Income (in millions) $18.9 $14.3 $14.8 $17.4 $15.1 3Q 2020 4Q 2020 1Q 2021 2Q 2021 3Q 2021 All Other Residential Mortgage Wealth Management

14 Noninterest Expense and Operating Efficiency • Efficiency Ratio (1) was 58.8% in 3Q21 vs. 60.2% in 2Q21 • Adjustments to non - interest expense: • Excluding these adjustments, noninterest expense decreased $0.2 million • Operating expense run - rate expected to be $40.0 - $42.0 million in 4Q21 Noninterest Expense and Efficiency Ratio (1) (Noninterest expense in millions) Notes: (1) Represents a non - GAAP financial measure. See “Non - GAAP Reconciliation” in the appendix. ($ in millions) 3Q21 2Q21 Integration and acquisition related expenses » Professional fees related to tax settlement » Other expenses ($0.1) -- ($0.1) ($3.8) ($3.6) ($0.2) FHLB advance prepayment fee -- ($3.7) Loss on MSRs held for sale ($0.1) ($0.1) $14.0 $5.7 $0.2 $7.6 $0.2 $53.9 $47.0 $39.1 $48.9 $41.3 57.7% 58.6% 56.9% 60.2% 58.8% 56.0% 57.0% 58.0% 59.0% 60.0% 61.0% 62.0% 63.0% 64.0% $20.0 $25.0 $30.0 $35.0 $40.0 $45.0 $50.0 $55.0 $60.0 3Q 2020 4Q 2020 1Q 2021 2Q 2021 3Q 2021 Total Noninterest Expense Adjustments to Noninterest Expense Efficiency Ratio

15 Asset Quality NCO / Average Loans • Nonperforming loans decreased $6.7 million due to upgrades, disposition of certain loans, and minimal new inflow into nonperforming category • Net charge - offs of $3.0 million, or 0.25% of average loans • $1.5 million specific reserve charged - off on one of the three hotel loans put into NPL in 2Q21 prior to expected note sale in 4Q21; no additional deterioration in other two loans • No provision for credit losses on loans due to improving asset quality; Negative provision for credit losses of $0.2 million on available - for - sale securities Nonperforming Loans / Total Loans (Total Loans as of quarter - end) 1.36% 1.06% 1.08% 1.27% 1.11% 3Q 2020 4Q 2020 1Q 2021 2Q 2021 3Q 2021 0.44% 0.19% 0.14% 0.33% 0.25% 3Q 2020 4Q 2020 1Q 2021 2Q 2021 3Q 2021

16 Changes in Allowance for Credit Losses ACL 6/30/21 ACL 9/30/21 ($ in thousands) Specific Reserves Portfolio Changes Economic Factors ▪ Changes to specific reserves ▪ New loans ▪ Changes in credit quality including risk downgrades and deferrals ▪ Changes in allocations to COVID - 19 impacted segments ▪ Aging of existing portfolio ▪ Other charge - offs and recoveries ▪ Changes to macro - economic variables and forecasts ▪ Changes to other economic qualitative factors

17 ACL by Portfolio Portfolio Total Loans at 9/30/21 ACL % of Total Loans Total Loans at 6/30/21 ACL % of Total Loans Commercial $ 799,189 $ 6,360 0.80% $ 719,642 $ 5,825 0.81% Warehouse Lines 180,248 - 0.00% 129,607 - 0.00% Commercial Other 668,146 8,231 1.23% 704,438 9,024 1.28% Equipment Finance 486,623 7,856 1.61% 464,380 8,635 1.86% Paycheck Protection Program 82,410 124 0.15% 146,728 220 0.15% Lease Financing 412,430 7,586 1.84% 407,161 5,389 1.32% CRE non - owner occupied 921,344 17,943 1.95% 908,787 21,168 2.33% CRE owner occupied 437,140 6,855 1.57% 440,722 7,153 1.62% Multi - family 128,961 1,591 1.23% 116,176 1,754 1.51% Farmland 74,568 564 0.76% 74,804 643 0.86% Construction and Land Development 200,792 1,131 0.56% 212,508 1,733 0.82% Residential RE First Lien 277,819 2,551 0.92% 296,256 3,028 1.02% Other Residential 66,595 466 0.70% 70,356 655 0.93% Consumer 77,132 268 0.35% 74,627 266 0.36% Consumer Other (1) 851,438 2,129 0.25% 810,389 2,026 0.25% Total Loans 4,915,554 55,675 1.13% 4,835,866 58,664 1.21% Loans (excluding GreenSky, PPP and warehouse lines) 3,745,257 53,253 1.42% 3,695,247 56,259 1.52% ($ in thousands) Notes: (1) Primarily consists of loans originated through GreenSky relationship

18 Outlook • GreenSky relationship to gradually wind down over next two years » Loan originations expected to continue through mid - 2022 and keep balances relatively stable » After loan originations end, GreenSky portfolio expected to decline by $400 - $450 million over the following year » Runoff expected to slow after the first year with remaining portfolio paying off over next several years » Well positioned to replace GreenSky portfolio through combination of larger commercial banking team, new direct consumer lending programs, and other Fintech partnership opportunities • Healthy loan and deposit pipelines should drive quality balance sheet growth and a continuation of positive trends in 4Q21 • Dwight Capital relationship expanding in 4Q21 to include approximately $400 million of additional low - cost servicing deposits • Continued focus on expanding presence and adding new banking talent in higher growth markets in Northern Illinois and St. Louis • Growth in balance sheet and recurring fee income expected to continue resulting in higher levels of revenue, increasing operating leverage and improved profitability 18

19 APPENDIX

20 Commercial Loans and Leases by Industry RE / Rental & Leasing 20.5% All Others 10.7% Assisted Living 9.6% Finance and Insurance 9.5% Construction - General 7.8% Manufacturing 7.0% Accommodation & Food Svcs 6.9% Retail Trade 6.0% Ag., Forestry, & Fishing 4.9% Trans. / Ground Passenger 4.7% General Freight Trucking 4.2% Health Care 2.8% Other Services 2.8% Wholesale Trade 2.6% Industries as a percentage of Commercial, CRE and Equipment Finance Loans and Leases as of 9/30/21

21 Commercial Real Estate Portfolio by Collateral Type Assisted Living 18.3% Retail 14.8% Multi - Family 10.6% Hotel/Motel 9.4% Industrial / Warehouse 8.9% All Others 8.5% Office 6.3% Residential 1 - 4 Family 4.3% Farmland 3.9% C - Store / Gas Station 3.9% Mixed Use / Other 3.1% Medical Building 2.3% Developed Land 2.5% Car Dealerships 1.8% Restaurant 1.4% Collateral type as a percentage of the Commercial Real Estate and Construction Portfolio as of 9/30/21 CRE Concentration (as of 9/30/21) CRE as a % of Total Loans 31.8% CRE as a % of Total Risk - Based Capital (1) 185.3% Notes: (1) Represents non - owner occupied CRE loans only

22 Capital and Liquidity Overview Capital Ratios (as of 9/30/21) Liquidity Sources (as of 9/30/21) 6.80% 8.55% 8.16% 9.73% 13.10% 11.17% 9.38% 11.17% 12.03% 0.00% 5.00% 10.00% 15.00% TCE/TA Tier 1 Common Tier 1 Leverage Tier 1 RBC Total RBC Consolidated Bank Level ($ in millions) Cash and Cash Equivalents $ 662.6 Unpledged Securities 291.6 FHLB Committed Liquidity 730.0 FRB Discount Window Availability 53.5 Primary Liquidity 1,737.7 FRB – PPP Liquidity Facility (1) 82.4 Secondary Liquidity 82.4 Total Estimated Liquidity $ 1,820.1 Conditional Funding Based on Market Conditions Additional Credit Facility $ 250.0 Brokered CDs (additional capacity) $ 500.0 (1) Enrolled in PPP facility – loans available to submit Other Liquidity Holding Company Cash Position of $35.3 Million

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited)

Adjusted Earnings Reconciliation

(dollars in thousands, except per share data)	For the Quarter Ended September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
Income before income taxes - GAAP	$ 25,431	$ 19,041	$ 24,040	$ 10,746	$ 3,270
Adjustments to noninterest income:					
Gain on sales of investment securities, net	160	377	-	-	1,721
Other income	-	(27)	75	3	(17)
Total adjustments to noninterest income	160	350	75	3	1,704
Adjustments to noninterest expense:					
Loss on mortgage servicing rights held for sale	79	143	-	617	188
Impairment related to facilities optimization	-	-	-	(10)	12,651
FHLB advances prepayment fees	-	3,669	8	4,872	-
Integration and acquisition expenses	176	3,771	238	231	1,200
Total adjustments to noninterest expense	255	7,583	246	5,710	14,039
Adjusted earnings pre tax	25,526	26,274	24,211	16,453	15,605
Adjusted earnings tax	5,910	6,519	5,549	3,982	3,582
Adjusted earnings - non-GAAP	$ 19,616	$ 19,755	$ 18,662	$ 12,471	$ 12,023
Adjusted diluted earnings per common share	$ 0.86	$ 0.86	$ 0.82	$ 0.54	$ 0.52
Adjusted return on average assets	1.15 %	1.17 %	1.12 %	0.73 %	0.72 %
Adjusted return on average shareholders' equity	11.94 %	12.36 %	12.12 %	7.97 %	7.56 %
Adjusted return on average tangible common equity	16.82 %	17.52 %	17.39 %	11.50 %	11.04 %

Adjusted Pre-Tax, Pre-Provision Earnings Reconciliation

(dollars in thousands)	For the Quarter Ended September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
Adjusted earnings pre tax - non- GAAP	$ 25,526	$ 26,274	$ 24,211	$ 16,453	$ 15,605
Provision for credit losses	(184)	(455)	3,565	10,058	11,728
Impairment on commercial mortgage servicing rights	3,037	1,148	1,275	2,344	1,418
Adjusted pre-tax, pre-provision earnings - non-GAAP	$ 28,379	$ 26,967	$ 29,051	$ 28,855	$ 28,751
Adjusted pre-tax, pre-provision return on average assets	1.67 %	1.60 %	1.75 %	1.69 %	1.72 %

23

Midland States Bancorp, Inc.

24 (dollars in thousands) Noninterest expense - GAAP $ 41,292 $ 48,941 $ 39,079 $ 47,048 $ 53,901 Loss on mortgage servicing rights held for sale (79) (143) - (617) (188) Impairment related to facilities optimization - - - 10 (12,651) FHLB advances prepayment fees - (3,669) (8) (4,872) - Integration and acquisition expenses (176) (3,771) (238) (231) (1,200) Adjusted noninterest expense $ 41,037 $ 41,358 $ 38,833 $ 41,338 $ 39,862 Net interest income - GAAP $ 51,396 $ 50,110 $ 51,868 $ 53,516 $ 49,980 Effect of tax-exempt income 402 383 386 413 430 Adjusted net interest income 51,798 50,493 52,254 53,929 50,410 Noninterest income - GAAP 15,143 17,417 14,816 14,336 18,919 Impairment on commercial mortgage servicing rights 3,037 1,148 1,275 2,344 1,418 Gain on sales of investment securities, net (160) (377) - - (1,721) Other - 27 (75) (3) 17 Adjusted noninterest income 18,020 18,215 16,016 16,677 18,633 Adjusted total revenue $ 69,818 $ 68,709 $ 68,270 $ 70,607 $ 69,043 Efficiency ratio 58.78% 60.19% 56.88% 58.55% 57.74% 2020 September 30, MIDLAND STATES BANCORP, INC. Efficiency Ratio Reconciliation RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited) (continued) 2021 March 31, For the Quarter Ended December 31, 20202021 June 30, 2021 September 30,

25 (dollars in thousands, except per share data) Shareholders' Equity to Tangible Common Equity Total shareholders' equity—GAAP $ 657,844 $ 648,186 $ 635,467 $ 621,391 $ 621,880 Adjustments: Goodwill (161,904) (161,904) (161,904) (161,904) (161,904) Other intangible assets, net (26,065) (27,900) (26,867) (28,382) (29,938) Tangible common equity $ 469,875 $ 458,382 $ 446,696 $ 431,105 $ 430,038 Total Assets to Tangible Assets: Total assets—GAAP $ 7,093,959 $ 6,630,010 $ 6,884,786 $ 6,868,540 $ 6,700,045 Adjustments: Goodwill (161,904) (161,904) (161,904) (161,904) (161,904) Other intangible assets, net (26,065) (27,900) (26,867) (28,382) (29,938) Tangible assets $ 6,905,990 $ 6,440,206 $ 6,696,015 $ 6,678,254 $ 6,508,203 Common Shares Outstanding 22,193,141 22,380,492 22,351,740 22,325,471 22,602,844 Tangible Common Equity to Tangible Assets 6.80% 7.12% 6.67% 6.46% 6.61% Tangible Book Value Per Share $ 21.17 $ 20.48 $ 19.98 $ 19.31 $ 19.03 (dollars in thousands) Net income available to common shareholders $ 19,548 $ 20,124 $ 18,538 $ 8,333 $ 86 Average total shareholders' equity—GAAP $ 651,751 $ 641,079 $ 624,661 $ 622,594 $ 632,879 Adjustments: Goodwill (161,904) (161,904) (161,904) (161,904) (168,771) Other intangible assets, net (27,132) (26,931) (27,578) (29,123) (30,690) Average tangible common equity $ 462,715 $ 452,244 $ 435,179 $ 431,567 $ 433,418 ROATCE 16.76% 17.85% 17.28% 7.68% 0.08% Return on Average Tangible Common Equity (ROATCE) 2020 September 30, 2020 September 30, 2020 December 31, 2021 March 31, For the Quarter Ended 2021 June 30, 2021 September 30, MIDLAND STATES BANCORP, INC. Tangible Common Equity to Tangible Assets Ratio and Tangible Book Value Per Share RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited) (continued) 2021 March 31, As of December 31, 20202021 June 30, 2021 September 30,